POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that the W. K. KELLOGG FOUNDATION, a Michigan nonprofit corporation ("Foundation"), hereby constitutes and appoints, effective as of September 1, 2017, each of MICHAEL A. WEILAND, AMY E. SZOSTAK, CRAIG R.
CARBERRY, BOLA M. BEARD and JUDY A. CARON of The Northern Trust Company, and
PAUL A. SVOBODA and MICHAEL A. CLARK of Sidley Austin LLP, as its true and lawful attorneys-in-fact to:
(1)	execute for and on behalf of the Foundation all Schedules and other statements and amendments thereto required to be filed under Sections 13(d) and
13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder;
(2)	execute for and on behalf of the Foundation Forms 3, 4 and 5 required to be filed under Section 16(a) of the Exchange Act and the rules thereunder;
(3)	do and perform any and all acts for and on behalf of the Foundation which may be necessary or desirable to complete the execution of any such Schedule or
Form referred to above and the timely tiling of such Schedule or Form with the
United States Securities and Exchange Commission ("SEC") and any other authority; and
(4)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such an attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Foundation, it being understood that the documents executed by such attorney-in-fact on behalf of the
Foundation pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.
The powers granted above may be exercised by any one of such attorneys-in-fact acting alone.
The Foundation grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Foundation might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue hereof, including but not limited to any filing with the SEC of any Schedule or
Form referred to above and any agreement to file a single Schedule 13D or 13G in accordance with Regulation 240.13d-l(k).  The Foundation acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the
Foundation, are not assuming any of the Foundation's responsibilities to comply with Sections 13 and 16 of the Exchange Act.
This Power of Attorney shall be effective on the date set forth above and shall continue in full force and effect as long as the Foundation shall be subject to
Sections 13 or 16 of the Exchange Act and the rules thereunder, unless earlier revoked by delivery to The Northern Trust Company of a written notification executed by the Foundation expressly revoking this Power of Attorney.  By delivery of this instrument to The Bank of New York Mellon Trust Company, N.A.
("BNYMTC"), the Foundation revokes the Power of Attorney naming BNYMTC officers executed on February 18, 2016.
IN WITNESS WHEREOF, the Foundation has caused this instrument to be executed by
Kathryn A. Krecke, its Corporate Secretary, on this 30th day of August, 2017.

W. K. KELLOGG FOUNDATION
By:	/s/ Kathryn A. Krecke
Kathryn A. Krecke, Corporate Secretary

ATTEST:

/s/ Michael Goldstein

STATE OF MICHIGAN	)
			)
COUNTY OF CALHOUN	)

I, Rochelle L. Pino, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Kathryn A. Krecke and Michael Goldstein, personally known to me to be the same persons whose names are subscribed to the foregoing instrument appeared before me this day in person and acknowledged that such persons signed, sealed and delivered said instrument as their free and voluntary act, for the uses and purposes therein set forth.
GIVEN under my hand and notarial seal this 30th day of August, 2017.

/s/ Rochelle L. Pino
Notary Public